Exhibit 10.7

LEASE AGREEMENT

THIS LEASE, made the 11/08/2011 day of November, 2011 between ROBERTS COMMERCIAL PROPERTIES, LLC, a Minnesota limited liability company, having its place of business at 1851 Buerkle Road, White Bear Lake, Minnesota 55110 ("the Lessor") and LiqTech NA, Inc., a Delaware Corporation, having its place of business at 1804 Buerkle Road, White Bear Lake, MN 55110 ("the Lessee')

ARTICLE I
Description - Term - Rent - Use

Section 1.1.            The Lessor, in consideration of the rents and agreements hereinafter reserved on the part of the Lessee to be paid and performed, leases to Lessee, and Lessee hereby leases from Lessor, subject to the covenants and conditions hereinafter expressed which the Lessee agrees to keep and perform, the space (the "Premises") described on Exhibit A attached hereto in the building located at:

1800-1816 Buerkle Road, White Bear Lake, MN 55110 (Approx. 45,700 s.f.)                        (the "Building") with right to use (subject to such rules and regulations as the Lessor may from time to time prescribe) the necessary entrances and appurtenances to the Building.

TOGETHER with all equipment and fixtures now or hereafter, owned by the Lessor and located in the Premises and used exclusively for the operation and maintenance of the Premises (the "Building Equipment").

SUBJECT, however, to any and all existing leases, encumbrances, conditions, easements, restrictions and rights-of-way, whether or not of record, and other matters of record, if any, and to such matters as may be disclosed by inspection or survey.

TO HAVE AND TO HOLD the Premises and Building Equipment unto the Lessee for a term of five (5) years commencing on the first day of March, 2012 and expiring on the last day of February, 2017. Lessee agrees to pay Lessor the following monthly base rent:

Base Rent Months 1-12	$23,607.00 per month	(3/01/2012 – 2/28/2013)
Base Rent Months 12-24	$24,122.00 per month	(3/01/2013 – 2/28/2014)
Base Rent Months 25-36	$24,604.00 per month	(3/01/2014 – 2/28/2015)
Base Rent Months 37-48	$25,096.00 per month	(3/01/2015 – 2/29/2016)
Base Rent Months 49-60	$25,598.00 per month	(3/01/2016 – 2/28/2017)

Said base rent shall be paid in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease, except that the first Month's rent shall be due and payable when this Lease is executed. If the term does not commence on the first day of a month, the monthly installment of base rental payable for the period from the commencement occurs shall be prorated and paid on the date of such commencement. (Said base rental is hereinafter sometimes referred to as the "base rental.") In addition said base rent, Lessee shall also promptly pay the additional payments to Lessor as provided herein (said additional payments shall be deemed to be additional rent payments).

~~At the beginning of each new lease year that this lease remains in effect the monthly rent to be paid by the Lessee, shall be increased in the percentage that the Consumers Price Index (national) of the Bureau of Labor Statistics has increased over the preceding lease year. The percentage increase shall be determined by comparing the last published Price Index with the Index published for one year prior to the latest one being used in the determination and then applying that percentage increase to the monthly rent being paid to the Lessor to determine the amount of rent increase the Lessee is to pay during the next lease year of the lease. If there has been no increase in cost of living during lease year, then the rent shall remain at the same monthly rate the Lessee was obliged to pay during the last year this lease was in effect.~~

A late fee of five percent (5%) of the amount due will be charged retroactive to the first day of the month for rents not paid by the fifth (5th) of the calendar month.

Section 1.2.            The Lessee agrees that it will use and occupy the Premises for the following purposes:

General Office, Manufacturing, and Warehouse

The Lessee covenants that it will not use or permit to be used any part of the Premises for any dangerous, noxious or offensive trade or business and will not cause or maintain any nuisance in, at, or on the Premises.

ARTICLE II
Covenant to Pay Rent and Net Lease

Section 2.1.            The Lessee covenants to pay, without notice or demand and without deduction or set-off for any reason whatsoever, the base rent and all other sums to be paid by Lessee as herein provided.

Section 2.2.            It is the intention and purpose of the parties that this lease shall be an entirely "net lease" to the Lessor, except for limited maintenance obligations of Lessor contained in Article III hereof. Accordingly, all costs or expenses of whatever character, nature or kind, general and special, ordinary and extraordinary, foreseen or unforeseen, that may be necessary with respect to operation of the said Premises, and Lessee's authorized use thereof during the entire term of this lease, shall be paid by Lessee. All provisions of this lease relating to costs and expenses are to be construed in light of such intention and purpose to construe this lease as a "net lease."

ARTICLE III
Real Estate Taxes and Common Area Expenses

Section 3.1.           (a) The Lessor shall pay, when due, all real estate taxes and annual installments of special assessments levied against the Building, appurtenances to the Building and the land underlying the same (the "Taxes"). Provided however, in the event that the Premises is assessed as a separate tax parcel, Lessee shall pay all said taxes, charges and assessments in each and every instance as the same become due and payable and before any fine, penalty, interest or costs may be added thereto for non-payment. Lessee shall deliver to Lessor receipts (or duplicate receipts) showing the full and prompt payment of all such taxes, charges and assessments within ten (10) days after payment thereof.

 (b) Lessor shall provide, when considered reasonably necessary at Lessor's sole discretion, maintenance, repairs and replacements of and for the exterior of the Premises, including but not limited to, lawn and shrubbery maintenance, parking lot maintenance, common area lighting including electricity, re-lamping and fixture maintenance, reasonable snow removal, common area policing, trash removal, exterminating, roof and structural work, management and administrative services.

 (c) In the event that Lessee shares any interior common areas with other tenants, then Lessor shall provide for the maintenance, repairs and replacements of such common areas including, but not limited to, heating, air conditioning, cleaning, periodic remodeling and decorating, exterminating and replacement or rental of decorative plants and furniture.

 (d) Lessor shall pay all insurance premiums to cover the Premises, excluding Lessee's leasehold improvements, trade fixtures and personal property, for loss due to any broad form coverage casualty loss and public liability coverage up to a combined single limit loss of at least $1,000,000.00 and loss of rents insurance.

 (e) Where there are not separate meters for utilities Lessor shall pay such utility bills as received.

 (f) Lessee shall pay to Lessor, as "additional rent", its pro-rata share of the above referenced ([a],[b],[c],[d], and [e] above) real estate taxes and common area expenses, all hereinafter referred to as "Common Area Expenses".

The Lessee shall pay its prorata share of Common Area Expenses to Lessor in equal monthly installments. Prior to the commencement of the lease term and prior to the first day of each calendar year thereafter, Lessor shall furnish Lessee with an estimate of the per square foot Common Area Expenses for the ensuing calendar year, and the additional rent payable each month in such calendar year shall be increased or decreased by 1/12th of the product of the number of square feet of rentable area in the Premises multiplied by the difference, if any, between such estimate and the Common Area Expenses estimate provided herein. After the expiration of each calendar year, Lessor shall furnish Lessee with a statement of the actual per square foot Common Area Expenses for the preceding calendar year, and if the actual square foot Common Area Expenses for such preceding calendar year is more or less than the estimate, a corresponding adjustment shall be made.

Section 3.2.           Lessee agrees to pay, in the same manner as set forth in Article III, as additional rent, an amount equal to any additional tax due and payable with respect to improvements made to the Premises by Lessee.

Section 3.3.           The obligations of Lessee to pay the additional rent provided for in this Section 3 shall survive the termination of this Lease. Except as otherwise provided in this Lease, the common areas shall at all times be subject to the exclusive control and management of Lessor and may be expanded, contracted or changed by Lessor from time to time as it in its sole discretion deems desirable.

ARTICLE IV
Insurance

Section 4.1.           The Lessee, at the Lessee's sole cost and expense, shall maintain for the mutual benefit of the Lessor and the Lessee general public liability insurance against claims for personal injury, death or property damage occurring upon, in or about the Premises or any elevators or escalators therein and on, in or about the adjoining streets and passageways, if any. If Lessee uses, handles or stores hazardous chemicals, or uses, generates, stores, or disposes of hazardous substances or wastes, Lessee's insurance requirements hereunder shall include coverage sufficient to protect against any and all liability for said use, handling generation, storage or disposal, including, without limitation, coverage which does not exclude liability for environmental incidences or events. Such insurance shall afford protection in a combined single limit of not less than $1,000,000.00.

Section 4.2.           All policies of insurance shall be in form and substance satisfactory to the Lessor, shall be written with companies satisfactory to the Lessor, in amounts satisfactory to the Lessor, and shall provide for at least thirty (30) days notice to Lessor prior to cancellation. Such policies, or certificates thereof, shall be delivered to Lessor prior to the commencement of the Lease term; and evidence of any renewal of such insurance shall be delivered to Lessor no less than thirty (30) days prior to the expiration of the term of such coverage.

Section 4.3.            The Lessee covenants that it will not do or permit to be done, nor keep or permit to be kept upon the Premises, anything that will contravene the policy or policies of insurance against loss by fire or other causes, or which will increase the rate of fire or other insurance on the Building or the Premises beyond the rate chargeable at the commencement of this Lease. Should any act of the Lessee so increase said rate, then, in addition to the rentals herein above provided for, the Lessee shall be liable for such additional premium, which shall be payable when billed as additional rent, collectible in the same manner as the rents herein above provided for. Lessee covenants that under no circumstances will it keep or permit to be kept, do or permit to be done in or about said Premises, anything of a character so hazardous as to render it difficult, impracticable or impossible to secure such insurance from companies acceptable to the Lessor, and further, immediately upon notice, to remove from the Premises and/or to desist from any practice deemed by the insurance companies or the Association of Fire Underwriters as so affecting the insurance risk.

ARTICLE V
Lessor's Right to Perform Lessee's Covenants

Section 5.1.           The Lessee covenants that if the Lessee shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, the Lessor may, but shall not be obligated to, and without notice or demand and without waiving or releasing the Lessee from any obligation of the Lessee under this Lease, make such payment or perform such other act to the extent the Lessor may deem desirable, and in connection therewith to pay expenses and employ counsel. All sums so paid by the Lessor and all expenses incurred in connection therewith, together with interest thereon at the rate of the lessor of 12% per annum or the highest rate permitted by law, from the date of such payment, shall be deemed additional rent hereunder and be payable to the Lessor on demand.

ARTICLE VI
Repairs and Maintenance of Premises-Surrender of Premises-Waste

Section 6.1.           The Lessee will, during the term of this Lease, keep the Premises and appurtenances thereto (including glass, exterior doors and related hardware, plumbing, heating, electrical, sprinkler and air conditioning systems thereof) in good order and condition and will make, at Lessee's sole expense and not as part of the Common Area Expense as indicated in Article III, all necessary repairs and replacements thereto, including repairs to and replacement of, any damage caused by any waste, misuse or neglect of the Premises, its apparatus or appurtenances by Lessee, its agents, servants or invitees, at Lessee's own expense, except that the Lessor will make all necessary repairs (except painting and glass) to the exterior walls, roofs, gutters and down spouts of the Premises (subject to reimbursement as a Common Area Expense pursuant to Article III). Lessee will also maintain any driveways and parking areas designated for its exclusive use.

Section 6.2.           The Lessee covenants that upon termination of its Lease for any reason whatsoever, the Lessee will surrender to the Lessor the Premises, together with all improvements, alterations, replacements thereto, and the building equipment in good order, condition and repair, except for reasonable wear and tear, provided, however, that if Lessor requests Lessee to remove any such improvements, alterations or replacements, the Lessee shall remove same and restore the Premises to their condition prior to the installation thereof.

Section 6.3.           When Lessor has provided a "sprinkler system" in the Building, Lessee agrees to keep the appliances thereto in the Building in repair and good working condition. If the Fire Underwriters Inspection Bureau, or any other department, or official of local government, or of the State, shall require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment, shall be made by reasons of Lessee's business or the location of partitions, trade fixtures or other contents of the Building, the Lessee shall at its own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment. Lessee also agrees to pay any standby charge or service charge or any other charge made by a city, village or municipality for such service.

Section 6.4.           Lessee shall be charged with the protection of its own property, and in no event shall Lessor be liable for any damage to such property by reason of fire, other casualty or the elements, leakage of water or steam or the acts of neglect of any other tenant in the Building. In the event of damage or injury caused by another tenant in the Building, Lessee's sole cause of action and remedy shall be against such other tenant.

Section 6.5.           Lessee agrees to use the Premises in a clean, orderly and sanitary manner solely for the purposes above described, in a safe and careful manner, and Lessee agrees that it will not overload the Premises or the utility lines serving it. Lessee will keep all sidewalks, driveways, and parking areas included in the Premises, or the Building of which the Premises are a part, free of trash, debris, by-products or any material resulting from or associated with Lessee's business. The Lessee covenants not to do or suffer any waste or damage, disfigurement or injury to the Premises.

ARTICLE VII
Compliance with Law and Insurance Requirements

Section 7.1.           The Lessee covenants, at the Lessee's sole cost and expense and in accordance with the requirements of Section 11.1, that Lessee shall not use or occupy the Premises or permit the Premises to be used or occupied contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto or in a manner which would violate any certificate of occupancy affecting the same, or for illegal purposes. Lessee shall observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including but not limited to zoning variances, special exemptions and nonconforming uses), privileges, franchises and concessions which are now applicable to the Premises, or which have been granted to or contracted for by Lessee or Lessor in connection with any existing or presently contemplated use of the Premises. Lessee further covenants to comply promptly with all laws and ordinances and the orders, regulations and requirements of all federal, state and local government agencies including, but not limited to, the Americans With Disabilities Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (Superfund) and any rules, regulations or directives of the U.S. Environmental Protection Agency, and the recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may applicable to the Premises or the sidewalks, curbs, tunnels, bridges or sub-sidewalk space, if any, adjoining the Premises, by reason of the Lessee's use thereof. In the event Lessee does not comply with the recommendations of any insurer, Lessee shall be liable for the payment of any increase in the amount of any insurance premium caused by any such non-compliance; provided, however, in no event shall any activity be conducted by Lessee on the Premises which may rise to any cancellation of any insurance policy or make any insurance unobtainable. If any use permitted hereunder becomes uninsurable, Lessor may cancel and terminate this Lease immediately upon written notice; provided, however, in the event any use permitted hereunder becomes uninsurable, Lessee shall spend reasonable amounts to cause such use to be insurable.

Section 7.2.           The Lessee shall have the right, provided it does so with due diligence and dispatch, to contest by appropriate legal proceeding, without cost of expense to the Lessor, the validity of any law, ordinance, order, regulation or requirement of the nature referred to Section 7.1, and if compliance therewith may legally be held in abeyance without the incurrence of any lien, charge or liability of any kind against the fee of the Building and the land on which it is located or the Lessee's leasehold interest in the Premises, and without subjecting the Lessee or the Lessor to any liability for failure to comply therewith, the Lessee may postpone compliance until the final determination of any such proceeding.

ARTICLE VIII
Changes and Alterations by Lessee

Section 8.1.            The Lessee shall not make any changes or alterations, structural or otherwise, to the Premises without the Lessor's prior written consent.

Section 8.2.           Subject to the provisions of Section 6.2, all repairs, improvements, changes or alterations made or installed by the Lessee or with the use of Lessee's insurance proceeds pursuant to Section 9.2 hereof, shall immediately upon completion or installation thereof be and become the property of the Lessor without payment therefor by the Lessor.

ARTICLE IX
Damage or Destruction

Section 9.1.           The Lessee covenants and agrees that in case of damage to or destruction of the Premises by fire or other casualty, the Lessee will promptly give written notice thereof to Lessor, and the Lessor, at the Lessor's expense, will repair, and rebuild the same as nearly as possible to the condition the Premises were in immediately prior to such damage or destruction.

Section 9.2.           At the time of any damage to or destruction of the Premises as a result of which the Lessee shall become entitled to payment under any policy or policies of rent or use and occupancy insurance, the Lessee, provided Lessor has not terminated this Lease pursuant to Section 9.3, shall assign to the Lessor all of the Lessee's right, title and interest in and to the proceeds of such policy or policies, and the Lessee shall be entitled to an abatement of the basic rent and of any charges payable by the Lessee under Article III or IV to the extent of the amount received by the Lessor as the proceeds of such policy or policies. The Lessor shall apply the proceeds of such insurance, to the extent available and in such order of priority as the Lessor in its sole discretion may determine, to the payment of the basic rent for the period required for reconstruction, impositions becoming due during such period, and insurance premiums. Upon the completion of all repair, restoration, and rebuilding in the manner required by Section 9.1, and provided the Lessee is not in default under any provision of this Lease, the Lessor will pay over the Lessee any proceeds of such insurance received by the Lessor and not applied under the provisions of this Section. The Lessee hereby waives the provisions of any law now or hereafter in effect which would relieve the Lessee from an obligation to pay rent or additional rent under this Lease, except to the extent provided by this Section.

Section 9.3.           Anything in Section 9.1 to the contrary notwithstanding, if the Premises or Building shall be substantially damaged or destroyed by fire or otherwise, the Lessor shall have the option of terminating this Lease as of the date of such damage or destruction by written notice to Lessee given within thirty (30) days after such damage or destruction, in which event Lessor shall make a proportionate refund to Lessee of such rent as may have been paid in advance.

ARTICLE X
Condemnation

Section 10.1.         If, as a result of the exercise of the power of eminent domain (hereinafter in this Article referred to as a "Proceeding"), the entire Premises shall be taken, this Lease and all right, title and interest of the Lessee hereunder shall cease and come to an end on the date condemnor takes possession pursuant to the Proceeding. The basic rent shall be apportioned as of the date of such transfer of possession and the Lessor shall be entitled to and shall receive the total award made in the Proceeding, and the Lessee hereby assigns such award to the Lessor, except that Lessee shall be entitled to receive such portion thereof as may be allocated to compensation paid for Lessee's Trade Fixtures, provided Lessee so proves in the Proceeding. The Lessee shall be entitled to keeo any condemnation compensation awarded to the Lessee.

Section 10.2.         If less than the entire Premises shall be taken in any proceeding, this Lease shall terminate as to portion of the Premises so taken upon the date the condemnor takes possession, and in the event, and only in the event, that the remainder of the Premises not so taken is not reasonably fit or suited to being used and employed by Lessee to enable Lessee to discharge and satisfy the purposes for which the Premises are leased hereunder to Lessee and to carry on its business as conducted thereon at the time of such taking, Lessee, provided that Lessee is not in default under this Lease, may in such event terminate this Lease as to the remainder of the Premises by giving a notice in writing not later than thirty (30) days after the date of such vesting, specifying as the date for termination a date not later than thirty (30) days after the giving of such notice. Upon the date specified in such notice, the term of this Lease and all right, title and interest of Lessee hereunder shall cease and come to an end, provided Lessee is not in default under this Lease on such date, and the basic rent shall be apportioned as of the date of such termination.

Section 10.3.           If less than the entire Premises shall be taken in a proceeding and this Lease is not terminated as permitted by and as in Section 10.2 provided, this Lease shall terminate as to the portion of the premises so taken upon the transfer of possession. In any such case, Lessor covenants and agrees at Lessor's cost and expense to restore that portion of the Premises not so taken to a complete architectural unit for the use and occupancy of the Lessee as expressed in Section 1.2. If less than the entire Premises shall be taken in any proceeding, and whether or not the Lessee shall exercise its right to terminate this Lease under Section 10.2, the Lessor shall be entitled to and shall receive the total award made in any proceeding and the Lessee hereby assigns such award to the Lessor (except as in Section 10.1 provided), but after and as of the date of transfer of possession to the condemnor, the basic rent shall be reduced by an amount based upon the proportion which the square footage area of usable floor space of the Premises, including space occupied by interior walls and columns remaining after the taking, bears to the total floor space of the Premises prior to the taking.

Section 10.4.           Anything in this Article X to the contrary notwithstanding, if a portion of the Premises shall be taken in any Proceeding, the Lessor shall have the option of terminating this Lease as of the date of vesting of title in the Proceeding by written notice to Lessee given within thirty (30) days after transfer of possession to the condemnor, in which event Lessor shall make a proportionate refund to Lessee of such rent as may have been paid in advance.

ARTICLE XI
Conditions of Work for Repairs, Alterations
Restoration, Disbursement of Deposit

Section 11.1.           All work for the making of repairs as required by Section 6.1, for complying with laws, ordinances, orders, regulations or requirements as required by Section 7.1, for making changes or alterations if permitted by Lessor pursuant to Section 8.1 (each hereinafter in this Article called "the Work") shall be done in all cases subject to the following conditions which the Lessee covenants to observe and perform:

A.     No Work involving structural change, alteration, restoration or rebuilding shall be undertaken until detailed plans specifications have first been submitted to and approved in writing by the Lessor.

B.     No Work involving a cost, as reasonably estimated by Lessor, of more than $10,000.00 shall be undertaken except under the supervision of an architect or engineer who shall have been approved by the Lessor, which approval will not be unreasonably withheld.

C.     All Work shall be commenced only after all required local and other governmental permits and authorizations have been obtained (the Lessor agreeing to join in any application therefor, at the Lessee's expense, whenever necessary) and shall be done in a good and workmanlike manner and in compliance with the building and zoning laws and with all other laws, ordinances, regulations and requirements of all federal, state and local governmental agencies, and in accordance with the recommendations of any insurer. The cost of the Work shall be paid in cash so that the Premises and the Building shall be free at all times from liens for labor and materials supplied or claimed to have been supplied to the Premises. The Work shall be prosecuted with reasonable dispatch, except for Unavoidable Delays (as hereinafter defined). At all times when any Work is in progress, the Lessee shall maintain or cause to be maintained (i) adequate workers' compensation insurance covering all persons employed in connection with the Work and with respect to whom death or injury claims could be asserted against the Lessor, the Lessee, or the Premises and (ii), for the mutual benefit of the Lessee and the Lessor, comprehensive general liability insurance against all hazards, including liability assumed under contract such as under Section 17.1, to the same limits and with the same coverage as the policy referred to in Section 4.1. Such comprehensive general liability insurance shall be in addition to the insurance required under Section 4.1, but may be affected by an appropriate endorsement, if obtainable, upon the insurance policy referred to in said clause. All policies of such insurance shall comply with provisions of Section 4.2.

ARTICLE XII
Liens

Section 12.1.           The Lessee shall not suffer or permit any mechanic's liens or other liens to be filed against the Building or Premises nor against the Lessee's leasehold interest in the Premises by reason of work, labor, services or materials supplied or claimed to have been supplied to the Lessee or anyone holding the Premises or any part thereof through or under the Lessee, or any other liens or encumbrances, including without limitation, any judgment liens, tax liens or liens for the cost of environmental remediation arising from its acts or omissions or those of its employees, agents, contractors, suppliers, customers, to the Premises, or Lessor's or Lessee's interest therein. The Lessor shall have the right at all reasonable times to post and keep posted on the Premises any notices which the Lessor may deem to be necessary or advisable for the protection of the Lessor and the Building or any part thereof from mechanic's liens. If any such lien shall at any time be filed against the Premises, the Lessee shall cause the same to be discharged of record within twenty (20) days after the date of filing. If the Lessee shall fail to discharge such lien within such period, then, in addition to any other right or remedy of the Lessor, the Lessor may, but shall not be obligated to, procure its discharge by paying the amount claimed to be due, or by deposit in court, or by bonding, and in any such event the Lessor shall be entitled, if the Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment, if any, in favor of the lienor with interest, costs and allowances. Any amount paid by the Lessor for any of the aforesaid purposes, and all legal and other expenses of the Lessor, including counsel fees, with interest thereon at the rate of the lessor of 12% per annum or the highest rate permitted by law, from the date of payment, shall be deemed additional rent hereunder and be payable by the Lessee to the Lessor on demand.

ARTICLE XIII
Lessor's Right to Enter Premises

Section 13.1.           The Lessee agrees to permit the Lessor and any authorized representatives of the Lessor to enter the premises at all times during usual business hours or at any other time in case of emergency, to inspect the same and if the Lessor shall desire, but without implying any obligation on the Lessor so to do, to make any repairs deemed necessary or desirable by the Lessor and to perform any work in the Premises deemed necessary by the Lessor to comply with any laws, ordinances, orders, regulations or requirements or any governmental authority or the recommendations of any insurer. During the progress of any such work, the Lessor may keep and store upon the Premises all necessary materials, tools and equipment. The Lessor shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to the Lessee.

Section 13.2.           The Lessee agrees to permit the Lessor and any authorized representatives of the Lessor to enter the Premises at all times during usual business hours to exhibit the same for the purpose of sale or mortgage, and, during the final six (6) months of the term of this Lease, for purposes of lease of sale, during which period the Lessor may display on the premises, usual "For Sale" or "For Lease" signs.

ARTICLE XIV
Assignment and Subletting

Section 14.1.           Lessee shall have the right to sublet Premises with the prior written consent of the Lessor Consent cannot be unreasonably withheld.

Section 14.2.           No assignment or subletting made with the consent of Lessor shall relieve Lessee of its obligations hereunder and Lessee shall continue to be liable as a principal, and not as a guarantor or surety, to the same extent as though no assignment or sublease had been made. Consent by Lessor shall not be deemed, construed or held to be consent to any additional assignment or subletting, but each successive act shall require similar consent of the Lessor. Lessor shall be reimbursed by Lessee for any costs or expenses incurred pursuant to any request by Lessee for consent to any such assignment or subletting.

Section 14.3.           In the event Lessee subleases the Premises, or any portion thereof, or assigns this Lease with the consent of the Lessor at an annual basic rental in excess of that provided for herein, one-half of such excess shall be paid by the Lessee to the Lessor within ten (10) days after such excess is received by Lessee.

ARTICLE XV
Excavations on Adjoining Property

Section 15.1.           If any excavation or other building operation shall be about to be made or shall be made upon any adjoining property or streets, the Lessee shall permit the owner or lessee of such adjoining property and their respective representatives to enter the Premises and to shore the foundations and walls thereof, and to do any other act or thing necessary for the safety or preservation of the Building and Premises. The Lessor shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage arising therefrom and the Lessee's obligations hereunder shall not thereby be affected. Nothing in this Section shall be construed as a waiver of any rights of Lessee against persons other than Lessor.

ARTICLE XVI
Rights of Mortgagee

~~Section 16.1.           In the event of any act or omission by the Lessor which would give the Lessee the right to terminate this Lease, the Lessee shall not exercise any such right (a) until it shall have given written notice, by certified mail, of such act or omission to the holder of any deed of trust or mortgage encumbering the Premises whose name and address shall have been furnished to the Lessee in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, the Lessor or said holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be remedied.~~

Section 16.2.           In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust encumbering the Premises, or any part thereof, Lessee shall agree to and shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure, and recognize such purchaser as the Lessor under this Lease if so requested by such purchaser.

Section 16.3.           Lessee's rights hereunder shall be expressly subordinate to the lien of any mortgage or lien of any other method of financing now or hereafter in force with respect to the Premises, provided that such mortgage or some other appropriate instrument of financing or refinancing shall recognize Lessee's right to use and quiet possession of the Premises upon the terms of this Lease so long as Lessee shall not be in default hereunder.

ARTICLE XVII
Indemnification of Lessor - No Representations by Lessor

Section 17.1.           The Lessee agrees to indemnify and save harmless the Lessor against and from any and all claims by or on behalf of any persons, firms or corporations, arising from the conduct or management of, or from any work or thing whatsoever done in or about the Premises during the term of this Lease, and will further indemnify and save the Lessor harmless against and from any and all claims arising during the term of this Lease from any condition of the Premises, or any street curb or sidewalk, if any, adjoining the Premises, or of any passageways or spaces therein or appurtenant thereto, or arising from any breach or default on the part of the Lessee in the performance of any covenant or agreement on the part of the Lessee to be performed pursuant to the terms of this Lease, or arising from any act or negligence of the Lessee, or any of its agents, contractors, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Premises, or upon or under the sidewalks and the land adjacent thereto, if any, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Lessor by reason of any such claim, the Lessee upon notice from the Lessor covenants to resist or defend such action or proceeding by counsel satisfactory to the Lessor.

Section 17.2.          The Lessee covenants and agrees to pay, and to indemnify the Lessor against, all legal costs and charges, including counsel fees incurred in obtaining possession of the Premises after default by the Lessee or upon expiration or earlier termination of the term of this Lease or in enforcing any covenant or agreement of the Lessee herein contained, or in the defense of any suit arising out of the occupancy or operation of the Premises by the Lessee.

~~Section 17.3.            THE Lessee IS FULLY FAMILIAR WITH THE PHYSICAL CONDITION OF THE PREMISES AND EVERY PART THEREOF AND IS LEASING THE SAME "AS IS. The Lessor has made no representations of any nature in connection with the condition of the Premises or any part thereof, and the Lessor shall not be liable for any latent or patent defects therein. Lessee acknowledges delivery of the Premises in the condition as delivered hereunder.~~

ARTICLE XVIII
Maintenance of Rail Siding

Section 18.1.           Intentionally Deleted, not applicable.

ARTICLE XIX
Conditional Limitations - Default Provisions

Section 19.1.           In the event Lessee shall violate, fail to perform or be in breach of: (a) any covenant to pay base rent, additional rent, or any other amount due hereunder and for more than five (5) days after the same is due, or (b) any other term, condition or covenant hereof and shall fail to cure the same within thirty (30) days after being given notice by Lessor, then Lessor may, without further notice to Lessee, either (c) re-enter the Premises and terminate Lessee's right to possession thereof, without terminating this lease or (d) re-enter the Premises and terminate both Lessee's right to possession thereof and this lease. Such re-entry may be affected without further notice to Lessee or judicial proceedings and upon such re-entry The Lessor shall have the right to remove all persons and personal property from the Premises. Lessor may, in its sole discretion, store any personal property so removed at the sole cost and expense of Lessee.

Section 19.2.           Upon such re-entry, whether or not Lessor shall terminate this lease, Lessee shall pay to Lessor upon demand (a) all base rent, additional rent and any other amount due to Lessor at the time of such re-entry and (b) all costs and expenses incurred by Lessor to effect such re-entry, including, without limitation, reasonable attorneys' fees, and costs to repair the Premises and remodel it for re-letting (hereinafter "Re-entry Costs"). No such re-entry shall be deemed a termination of this lease unless Lessor notifies Lessee that this lease is terminated; and any such termination shall be effective only as of the date set forth in such notice.

Section 19.3.           If Lessor, following such reentry, shall terminate this lease by such notice, or if this lease shall be terminated by the order or decree of any court of competent jurisdiction, Lessee shall pay the Lessor upon demand, in addition to the amounts set forth in (a) and (b) of the preceding paragraph hereof, base rent and additional rent for the period between such re-entry and such termination, including, but not by way of limitation, payment by Lessee of all rent payments that are then due, and an aggregate sum which at the time of such termination of this Lease represents the then present worth, discounted at the rate of 4% per annum, of the excess of (a) the amount of the basic rent and additional rent that would have accrued for the balance of the term of this Lease, over (b) the aggregate rental value of the Premises for the balance for such term, unless any statute or rule of law governing the proceeding in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case, the Lessor shall be entitled to prove and as for liquidated damages by reason of such breach and termination of this Lease, the maximum amount which may be allowed by or under any such statute or rule of law.

Section 19.4.           Following any re-entry, Lessor may, if it does not terminate this lease, re-let the Premises or any part thereof for the account of Lessee for such term or terms (whether longer or shorter than the unexpired initial or option period term of this lease), at such rent and upon such conditions and covenants as Lessor, in its sole discretion, may reasonably deem advisable. Upon each such re-letting, all rent received by Lessor shall be applied to the following obligations of Lessee to the extent not then satisfied: first, to Re-entry Costs; second, to any costs and expenses incurred by Lessor in re-letting the Premises or part thereof, including, without limitation, the costs of reasonable brokers' and attorneys' fees; third, to the payments of base rent, additional rent and liquidated damages unpaid and due to Lessor at the time of such re-letting; fourth, to any other unpaid amount then due from Lessee to Lessor; and the balance, if any, shall be held by Lessor and applied in payment of base rent, additional rent and liquidated damages as the same shall become due hereunder. If the rent received upon such re-letting during any calendar month shall be less than the total of (i) base rent that would have been paid by Lessee for that month plus (ii) the liquidated damage amount payable therewith, Lessee shall pay the deficiency to Lessor, such deficiency being calculated and paid monthly.

Section 19.5.          ~~Lessee hereby grants to Lessor a lien and security interest under the Uniform Commercial Code in all property of Lessee now or hereafter placed on the Premises, including but not limited to leasehold improvements, trade fixtures, furnishings and inventory. Lessee agrees to execute such financing statements as Lessor may from time to time request in order to perfect this security interest. Lessor may at its election file a copy of this Lease as a financing statement. Lessor, as secured party, shall be entitled to all of the rights and remedies available to a secured party under the Uniform Commercial Code.  Lessor's lien and security interest is and shall remain subject and subordinate to any lien securing bona fide purchase money financing of any of the property in question in favor of a party unaffiliated with Lessee~~.

Section 19.6.           No remedy provided to Lessor hereunder shall be deemed an exclusive remedy and the election by Lessor of any such remedy shall not bar Lessor from pursuing any other remedy, for damages or otherwise, whether available to Lessor hereunder or existing at law or in equity.

Section 19.7.           In the event Lessee's interest under this lease be assigned by operation of law, or in event of the bankruptcy, insolvency, voluntary or involuntary liquidation or winding up of the affairs of Lessee, or in event of any corporate reorganizations or arrangements under the bankruptcy or insolvency laws of the United States of any State involving the interest of Lessee hereunder, Lessor may, at its election, by thirty (30) days' written notice to Lessee, the trustee in bankruptcy, the receiver, or other legal representative in charge of the interest of Lessee hereunder, terminate and cancel this lease.

ARTICLE XX
Invalidity of Particular Provisions

Section 20.1.           If any covenant, agreement or condition of this Lease or the application thereof to any person, firm or corporation or to any circumstance shall to any extent be valid or unenforceable, the remainder of this Lease, or the application of such covenant, agreement or condition to persons, firms or corporations or to circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby. Each covenant, agreement or condition of this Lease shall be valid, and enforceable to the fullest extent permitted by law.

ARTICLE XXI
Holding Over

Section 21.1.           Lessee covenants that it will vacate the Premises immediately upon the expiration or sooner termination of the Lease. If the Lessee retains possession of the Premises or any part thereof after the termination of the term, the Lessee shall pay the Lessor rent at 125% the monthly rate specified in Section 1.1 for the time the Lessee thus remains in possession and, in addition thereto, shall pay the Lessor for all damages, consequential as well as direct, sustained by reason of the Lessee's retention of possession. The provisions of this Section do not exclude the Lessor's rights of re-entry or any other right hereunder, including without limitation, the right to refuse 125% the monthly rent and instead to remove Lessee through summary proceedings for holding over beyond the expiration of the term of this Lease.

ARTICLE XXII
Notices

Section 22.1.           All Notices, demands and requests which may or are required to be given by either party to the other shall be in writing and shall be deemed given when delivered personally to Lessor or Lessee or sent by United States certified mail, postage prepaid, (a) if for the Lessee, addressed to the Lessee at the Premises or at such other place as the Lessee may from time to time designate by ten (10) days written notice to the Lessor, or (b) if for the Lessor, addressed to Roberts Commercial Properties, LLC, 1851 Buerkle Road, White Bear Lake, Minnesota 55110 or at such other places as the Lessor may from time to time designate by ten (10) days advance written notice to the Lessee.

ARTICLE XXIII
Quiet Enjoyment

Section 23.1.           The Lessor covenants and agrees that the Lessee upon paying the basic rent, and all other charges herein provided for and performing and fulfilling the covenants, agreements and conditions of this Lease on the Lessee's part to be performed and fulfilled, shall lawfully and quietly hold, occupy and enjoy the Premises during the term of this Lease without hindrance or molestation by the Lessor or by any person or persons claiming under the Lessor, subject, however, to the matters herein set forth.

ARTICLE XXIV
Limitation of Lessor's Liability

Section 24.1.           The term "Lessor" as used in this Lease shall be limited to mean and include only the owner or owners of the Lessor's interest in this Lease at the time in question, and in the event of any transfer or transfers of such interest, the Lessor herein named (and in case of any subsequent transfer, the then transferor) shall be automatically freed and relieved from and after the date of such transfer of all personal liability as respects the performance of any covenants or agreements on the part of the Lessor contained in this Lease thereafter to be performed, provided that any funds in the hands of such Lessor or the then transferor at the time of such transfer in which the Lessee has an interest, shall be turned over to the transferee and provided further that upon any such transfer, the transferee shall be deemed to have assumed, subject to the limitations of this Section, all of the covenants, agreements and conditions in this Lease contained to be performed on the part of the Lessor, it being intended hereby that the covenants and agreements contained in this Lease on the part of the Lessor to be performed shall, subject as aforesaid, be binding on the Lessor, its successors and assigns, only during and in respect of their respective periods of ownership.

ARTICLE XXV
Estoppel Certificate by Lessee

Section 25.1.           At any time and from time to time upon not less than ten (10) days prior request by the Lessor, the Lessee agrees to execute, acknowledge and deliver to the Lessor a statement in writing certifying (a) that this Lease is unmodified and in full force and effect or if there have been modifications, that the same is in full force and effect as modified and identifying the modifications, (b) the dates to which the basic rent, additional rent and other charges have been paid, and (c) that, so far as the person making the certificate knows, the Lessor is not in default under any provisions of this Lease. It is intended that any such statement may be relied upon by any person proposing to acquire the Lessor's interest in this Lease or any prospective mortgagee of, or assignee of any mortgage upon, such interest.

ARTICLE XXVI
Cumulative Remedies - No Waiver - No Oral Change

Section 26.1.           The specified remedies to which the Lessor may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which the Lessor may be lawfully entitled and in case of any breach by the Lessee of any covenant, agreement or condition of this Lease. The failure of the Lessor to insist in any one or more cases upon the strict performance or observance of any of the covenants, agreements or conditions of this Lease or to exercise any option herein contained shall not be construed as a waiver for the future of such covenant, agreement, condition or option. A receipt by the Lessor of rent with knowledge of the breach of any covenant, agreement or condition hereof shall not be deemed to have been made unless expressed in writing and signed by the Lessor. In addition to the other remedies in this Lease provided, the Lessor shall be entitled to the restraint by injunction of the violation, or attempted or threatened violation, of any of the covenants, agreements or conditions of this Lease. No receipt of moneys by Lessor from Lessee after the termination or cancellation hereof in any lawful manner shall reinstate, continue or extent the term hereof, or affect any notice theretofore given to Lessee, or operate as a waiver of the right of the Lessor to enforce the payment of rent or additional rent or other charges then due or thereafter falling due, or operate as a waiver of the right of the Lessor to recover possession of the Premises by proper suit, action, proceedings or remedy; it being agreed that, after the service of notice to terminate or cancel this Lease, and the expiration of the time therein specified, if the default has not been cured in the meantime, or after the commencement of suit, action or summary proceedings or of any other remedy or after a final order, warrant or judgment for the possession of the Premises, Lessor may demand, receive and collect rent on additional unit or other charges under this Lease, and moneys so collected shall be deemed to be payments on account for use and occupation of the Premises, or at the election of Lessor, on account of Lessee's liability hereunder. Acceptance of the keys to the Premises, or any similar act by Lessor, or any agent or employee of Lessor during the term hereof, shall not be deemed to be an acceptance of a surrender of the Premises unless Lessor shall consent thereto in writing.

Section 26.2.           This Lease cannot be changed orally, but only by agreement in writing signed by both parties.

Section 26.3.           In the event of any default by the Lessee under this Lease, the Lessor is authorized, at the Lessor's option, to apply any moneys deposited by or for the account of the Lessee under any provision of this Lease on account of such default. The Lessee shall not be entitled to interest on any monies so deposited.

ARTICLE XXVII
Financial Statements

Section 27.1.           The Lessee will furnish to the Lessor at Lessor's written request within one hundred twenty (120) days after the end of each fiscal year of the Lessee, copies of consolidated balance sheets of the Lessee and its subsidiaries, all as of the end of such fiscal year and copies of statements of income and expense of the Lessee and its subsidiaries for such fiscal year, all in reasonable detail and stating in comparative form the figures as of the end of and for the previous fiscal year and certified by independent public accountants of recognized standing.

ARTICLE XXVIII
Brokerage

Section 28.1.           Lessee represents that Lessor will not pay any additional broker's commissions, finder's fees, or any other fees to renegotiate the terms of this lease, or any extensions, renewals or modifications thereof. The provision of this Article shall survive the termination of this lease.

ARTICLE XXIX
Security Deposit

Section 29.1.           Lessee shall deposit with Lessor the sum of $20,000.00 as security for the full performance of every provision of this Lease to be performed by Lessee. If Lessee defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any part of this security deposit for the payment of any basic rent and additional rent or any other sum in default, or for the payment of any other amount which Lessor may spend or become obligated to spend by reason of Lessee's default, or to compensate Lessor for any other loss, cost or damage which Lessor may suffer by reason of Lessee's default. If any portion of said deposit is so used or applied, Lessee shall, within five (5) days after written demand therefore, deposit cash with Lessor in an amount sufficient to restore the security deposit to its original amount and Lessee's failure to do so shall be a breach of this Lease. Lessor shall not, unless otherwise required by law, be required to keep this security deposit separate from its general funds nor pay interest to its Lessee. If Lessee shall fully and faithfully perform every provision of this Lease to be performed by it, the security deposit or any balance thereof shall be returned to Lessee (or, at Lessor's option, to the last transferee of Lessee's interest hereunder) at the expiration of the Lease Term and upon Lessee's vacation of the Premises.

ARTICLE XXX
Hazardous Wastes

Section 30.1.           Lessee represents, covenants, and warrants that:

(a)       Lessee will cause the Premises at all times during the term of this Lease to be and remain in compliance with all applicable laws, ordinances, and regulations (including consent decrees and administrative orders) relating to public health and safety and protection of the environment, including those statutes, laws, regulations, and ordinances identified in subparagraph (g), all as amended and modified from time to time (collectively, "environmental laws"). Lessee agrees to keep in effect all governmental permits and approvals relating to the use or operation of the Premises required by applicable environmental laws, and Lessee agrees to comply with the terms of the same.

(b)       Lessee will not cause or permit to occur any generation, manufacture, storage, treatment, transportation, release, or disposal of "hazardous material," as that term is defined in subparagraph (g), on, in, under, about or from the Premises except in minor quantities required for the conduct of Lessee's business and pursuant to handling practices permitted by law. If any hazardous material (other than as so permitted by law) is found on the Premises, or if Lessee or any one of its employees, agents, contractors, suppliers or invitees causes, contributes to or aggravates any release or disposal of any hazardous material on, in, under or about the Premises, Lessee, at its own cost and expense, will immediately take such action as is necessary to detain the spread of and remove the hazardous material to the complete satisfaction of Lessor and the appropriate governmental authorities.

(c)       Lessee will immediately notify Lessor and provide copies upon receipt of all written complaints, claims, citations, demands, inquiries, reports, or notices relating to compliance with environmental laws. Lessee will, at its sole cost, promptly cure and have dismissed with prejudice any such actions resulting from activities or omissions of the Lessee or its successors, sublessees or assigns, and their respective employees, agents, contractors, suppliers and customers. Lessee will keep the Premises free of any lien imposed pursuant to any environmental laws resulting from activities or omissions of Lessee and its successors, sublessees or assigns, and their respective employees, agents, contractors, suppliers and customers.

(d)       Lessor shall have the right at all reasonable times and from time to time to conduct environmental audits of the Premises, and Lessee will cooperate in the conduct of those audits. The audits will be conducted by a consultant of Lessor's choosing, and if any hazardous material (other than minor quantities handled as permitted by law) is detected or if a violation of any of the Lessee's warranties, representations, or covenants contained in this Article is discovered, the fees and expenses of such consultant will be borne by Lessee and will be paid as additional rent under this Lease on demand by Lessor. Provided further, at the termination of this lease Lessee will promptly pay and reimburse Lessor for all costs related to an environmental audit of the Premises, in as many phases as reasonably deemed necessary by the environmental consultant.

(e)       If Lessee breaches or fails to comply with any of the foregoing warranties, representations, and covenants, Lessor may, after thirty (30) days prior notice to Lessee without cure, cause the removal (or other cleanup acceptable to Lessor) of any hazardous material from the Premises. The costs of such hazardous material removal and any other cleanup (including transportation and storage costs) will be additional rent under this Lease, whether or not a court or administrative agency has ordered the cleanup, due and payable on Lessor's demand. Lessee hereby grants Lessor, its employees, agents and contractors, access to the Premises to remove or otherwise clean up any hazardous material. Lessor, however, has no affirmative obligation to remove or otherwise clean up any hazardous material, from the Premises, and nothing in this Lease will be construed as creating any such obligation.

(f)       Lessee agrees to indemnify, defend, and hold the Premises and Lessor, and Lessor's heirs, devisees, successors and assigns, affiliates, employees and agents free and harmless from and against all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements, or expenses of any kind (including attorneys' and experts' fees and expenses and fees and expenses incurred in investigating, defending, or prosecuting any litigation, claim, or proceeding) that may at any time be imposed upon, incurred by, asserted, or awarded against Lessor or any of them in connection with or arising from or out of: (i) any hazardous material on, in, under, or affecting all or any portion of the Premises resulting from activities or omissions of Lessee and its successors, sublessees or assigns, and their respective employees, agents, contractors, suppliers and customers; (ii) any misrepresentation, inaccuracy, or breach of any warranty, covenant, or agreement contained or referred to in this Paragraph 23.22; (iii) any violation or claim of violation by Lessee, its employees, agents, contractors, suppliers or invitees of any environmental law; or (iv) the imposition of any lien against the Premises for the recovery of any costs for environmental cleanup or other response costs relating to the release or threatened release of hazardous material resulting from activities or omissions of Lessees or its successors, sublessees or assigns, and their respective employees, agents, contractors, suppliers and customers.

This indemnification shall survive termination or expiration of this Lease. Lessee, its successors, assigns and sublessees waive, release, and agree not to make any claim or bring any cost recovery action against Lessor under CERCLA, as that term is defined in subparagraph (g), or any state equivalent or any similar law now existing or enacted after this date resulting from activities or omissions of Lessees or its successors, sublessees or assigns, and their respective employees, agents, contractors, suppliers and customers.

(g)       For purposes of this Lease, "hazardous material" means: (i) "hazardous substances" or "toxic substances" as those terms are defined by the Comprehensive Environmental Response, Compensation, and Liability Act (CERCLA), 42 U.S.C. e 9601, et seq., or the Hazardous Materials Transportation Act, 49 U.S.C. e 1801, et seq., both as amended to and after this date; (ii) "hazardous wastes," as that term is defined by the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. e 6901, et seq., as amended to and after this date; (iii) any pollutant or contaminant or hazardous, dangerous, or toxic chemicals, materials, or substances within the meaning of any other applicable federal, state, or local law, regulation, ordinance, or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic, or dangerous waste substance or material, all as amended to and after this date; (iv) crude oil or any fraction of it that is liquid at standard conditions of temperature and pressure (60 degrees Fahrenheit and 14.7 pounds per square inch absolute); (v) any radioactive material, including any source, special nuclear, or by-product material as defined at 42 U.S.C. # 2011, et seq., as amended to and after this date; (vi) asbestos in any form or condition; and (vii) polychlorinated biphenyls (PCBs) or substances or compounds containing PCBs.

ARTICLE XXXI
Miscellaneous Provisions

Section 31.1.           (a) Lessee covenants to pay, when billed, as further additional rent, collectible in the same manner as the rents herein above provided for, all licenses, fees and charges arising out of its use of the Premises, all charges occasioned by the occupancy of the Lessee, and any tax on rents paid Lessor. The Lessee also covenants and agrees to apply for and to pay all charges for gas, electric current, heating fuel, water, sewer service and any other utility used in or on the Premises during the term hereof, and also to pay any governmental charge imposed on the Premises measured by the rate of utility consumed. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable prorate share (based on Lessee's square footage of the Premises in relation to the total building square footage) to be determined by Lessor, of all charges jointly metered with other premises.

(b)     If Lessee installs equipment requiring above average use of utilities (including but not limited to, electricity, gas, sewer and water) such utilities shall be separately metered, and Lessee shall pay all separately metered utility charges as additional rent at the rates generally charged from time to time for similar services by the supplier of such utilities, with such payments to be made to the Lessor or to such supplier in accordance with written instructions from time to time given by Lessor to Lessee. Charges payable to Lessor shall be paid to Lessor in the manner and at the place designated for payment of monthly rental on or before ten (10) days after each statement for such charges is given Lessee by Lessor.

Section 31.2.           Lessee shall not place on the outside of the Building any sign, advertisement, illumination or projection, unless the same shall first have been approved in writing by Lessor.

Section 31.3.           The commencement date of this Lease shall be defined as above, or on the date when the Lessee shall take possession of the Premises, if said date is earlier than that defined above. In such event, the expiration of the term of this Lease shall remain unchanged. In the event of Lessor's inability to tender possession of the Premises and have same ready for occupancy at the commencement of the Lease Term, Lessor shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable by Lessee, but in such event, no rental shall be payable by Lessee prior to actual tender to Lessee of possession of the Premises. In the event the delay results from failure of Lessee to provide plans or otherwise perform in accordance with the requirements of the Lease, then there shall be no abatement of rent. In any event, late delivery of the Premises will not extend the term.

Section 31.4.           This Lease shall be construed and enforced in accordance with laws of Minnesota.

Section 31.5.           The parties hereto agree that the covenants and agreements herein contained shall bind and inure to the benefit of the Lessor and its successors and assigns, and the Lessee and its successors and assigns.

Section 31.6.           Lessee agrees that it will abide by, keep and observe all reasonable rules and regulations which Lessor may make from time to time for the management, safety, care and cleanliness of the Building and grounds, the parking of vehicles and the preservation of good order therein as well as for the convenience of other occupants and tenants of the Building without limiting the generality of the foregoing, Lessee shall not cause or create a nuisance to any other tenant by noise or noxious odor. Further, Lessee will, pursuant to Article III herein, promptly pay its prorata share, as reasonably determined by Lessor, of any maintenance or repair of such portion of the Premises or such portion of the property of which the Premises are a part, which are common areas or used by Lessee and other occupants thereof. The violation of any such rules and regulations or the failure to pay such prorata share of costs, shall be deemed a material breach-of this Lease by Lessee.

Section 31.7.           The use of the singular herein shall include the plural and vice versa, and the use of pronouns shall include all genders. The covenants herein shall be binding upon, and the rights hereunder shall inure to the benefit of, the parties, their personal representatives, successors and assigns, except that the Lessee's rights hereunder shall inure only to such assigns as are consented by the Lessor pursuant to Section 14. 1. hereof. THIS LEASE CONSTITUTES THE ENTIRE AGREEMENT BETWEEN THE PARTIES IN RESPECT TO THE PREMISES, AND THERE ARE NO WARRANTIES, GUARANTEES, AGREEMENTS OR PRIOR LEASES, EXPRESS OR IMPLIED BETWEEN THE PARTIES EXCEPT AS PREVIOUSLY STATED IN THIS LEASE. NO PRIOR AGREEMENT OR UNDERSTANDING BETWEEN PARTIES PERTAINING TO ANY MATTER SHALL BE EFFECTIVE.

Section 31.8.           Whenever any payment is to be made under this lease by Lessee at or within a specified time, or whenever any act is to be done under this lease by either party at or within a stated time, time is of the essence. Neither party shall record this lease without the prior written consent of the other.

Section 31.9.           ~~If Lessor makes any capital improvements during the term of this Lease, including but not limited to an order to comply with any federal, state or local law or governmental regulation, then the Lessee’s proportional share of the reasonable annual amortization of the cost of such improvement, with interest at the lesser of 12% per annum or the highest rate permitted by applicable law, shall be deemed a Common Area Expense in each calendar years during which such amortization occurs, and the Lessee shall be responsible for its proportionate share of any such charges as determined in accordance with Article III.~~

Section 31.10.         If this Lease is signed by more than one person or entity as "Lessee", the covenants and obligations of the Lessee under this Lease shall be the joint and several obligation of each such signatory.

Section 31.11.         It is understood and agreed that this Lease shall not be binding until and unless all parties have signed it.

*The rider(s) and/or exhibit(s) attached to this Lease, consisting of RIDER (1), Building Rules and Regulations, and Property Management Disclosure, which are hereby made a part of this Lease.

IN WITNESS WHEREOF, the Lessor and the Lessee have executed this agreement the day and year first above written.

LESSOR:
Roberts Commercial Properties, LLC

By:

Its:	Vice President

Dated:	November 8, 2011

LESSEE:
LiqTech NA, Inc.

By:

Its:	President

Dated:	11-08-2011

BUILDING RULES AND REGULATIONS

1.       Any sign, lettering, picture, notice, or advertisement installed on or in any part of the Premises and visible from the exterior of the Premises shall be installed at Lessee's sole cost and expense, and in such manner, character, and style as Lessor may approve in advance in writing. In the event of a violation of the foregoing by Lessee, Lessor may remove the same without any liability and may charge the expense incurred by such removal to Lessee.

2.       No awning or other projection shall be attached to the outside walls of the Office-Warehouse Complex. No curtains, blinds, shades, or screens visible from the exterior of the Premises shall be attached to or hung in, or used in connection with any window or door of the Premises without the prior written consent of Lessor. Such curtains, blinds, shades, screens, or other fixtures must be of a quality, type, design, and color and attached in the manner approved in advance by Lessor.

3.       Lessee, its servants, employees, customers, invitees, and guests shall not obstruct sidewalks, entrances, passages, corridors, vestibules, or halls in and about the Office-Warehouse Complex which are used in common with other tenants and their servants, employees, customers, guests and invitees, and which are not a part of the Premises of Lessee.

4.       Lessee shall not make excessive noises, cause disturbances or vibrations, or used or operate any electrical or mechanical devices that emit excessive sound or other waves or disturbances or create obnoxious odors, any of which may be offensive to the other tenants and occupants of the Office-Warehouse Complex.

5.       Lessee assumes full responsibility for protecting its space from theft, robbery, and pilferage; which includes keeping doors locked and other means of entry to the Premises closed and secured after normal business hours.

6.       In no event shall Lessee bring into the Office-Warehouse Complex inflammables, such as gasoline, kerosene, naphtha, and benzene, or explosives or any other article of intrinsically dangerous nature. If, by reason of the failure of Lessee to comply with the provisions of this subparagraph, any insurance premium for all or any part of the Office-Warehouse Complex shall at any time be increased. Lessee shall be required to make immediate payment of the whole of the increased insurance premium.

7.       The water and wash closets, drinking fountains and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, coffee grounds, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the Lessee who; or in whose servants, employees, agents, visitors, or licensees; shall have caused the same. No person shall waste water by interfering or tampering with the faucets or otherwise.

8.       Lessee shall keep the Premises at a temperature sufficiently high to prevent freezing of water in pipes and fixtures.

9.       The outside areas immediately adjoining the Premises shall be kept clean by Lessee and Lessee shall not place or permit any obstructions or merchandise in such areas.

10.     The use of parking shall be subject to reasonable regulations as Lessor may promulgate from time to time uniformly to all tenants. Lessee agrees that it will not use more than its prescribed number of stalls at any one time, and will not use or permit the use by its employees of the parking area for the overnight storage of automobiles or other vehicles. There will not be any assigned exclusive parking spaces available to any tenant of the building except with prior, written consent of the Lessor.

11.     Lessee and its servants, employees, agents, visitors, and licensees shall observe faithfully and comply strictly with the foregoing rules and regulations and such other and further appropriate rules and regulations as Lessor or its agent may from time to time adopt. Lessor shall give written notice of any additional rules and regulations.

12.     Lessor reserves the right at any time and from time to time as reasonably necessary to rescind, alter, or waive, in whole or in part, any of these Rules and Regulations when it is deemed necessary, desirable, or proper, in Lessor's judgment, for its best interest or for the best interest of the tenants of the Office-Warehouse Complex.

Initialed as to:

PROPERTY MANAGEMENT DISCLOSURE

LiqTech NA, Inc. acknowledges the leased Premises at 1800-1816 Buerkle Road, White Bear Lake, MN is managed by Roberts Management Group, LLC.

Roberts Management Group, LLC Address:

Roberts Commercial Properties, LLC
1851 Buerkle Rd.
White Bear Lake, MN 55110

Roberts Management Group, LLC Phone Number:

(651) 773-3485	Fax: (651) 773-3490

Property Manager:

Tim Gilbert

Lessee,

Signature:		Date:	11-18-2011

RIDER (1) to LEASE AGREEMENT

RIDER (1) to lease dated 11/08/2011 between Roberts Commercial Properties, LLC as LESSOR and LiqTech NA, Inc., as LESSEE: pertaining to the 45,700 s.f. area commonly known as 1800-1816 Buerkle Road, White Bear Lake, MN 55110.

Wherever there is a discrepancy between pages 1-13 of the LEASE AGREEMENT and the RIDER (1), the RIDER (1) shall govern.

IN CONSIDERATION OF THE MUTUAL AGREEMENT of the above named parties, said parties have agreed as follows:

1)
Security Deposit: Lessee shall provide Lessor with a security deposit in the amount of $20,000.00 for the LEASE AGREEMENT for the 45,700 s.f. Premises located at 1800-1816 Buerkle Road, White Bear Lake, MN. Lessee shall provide Lessor with a check in the amount of $6,437.14 upon the execution of the lease as a portion of the security deposit for the LEASE AGREEMENT.

Lessee's current security deposit with Lessor, in the amount of $3,504.78 for the LEASE AGREEMENT for the 5,700 s.f. Premises located at 1800 Buerkle Road, White Bear Lake, MN shall be transferred and become part of the security deposit for the LEASE AGREEMENT for the 45,700 s.f. Premises at 1800-1816 White Bear Lake, MN upon the full performance of all provisions of the LEASE AGREEMENT to be performed by Lessee with respect to the 5,700 s.f. Premises located at 1800 Buerkle Road, White Bear Lake, MN.

Lessee's current security deposit with Lessor, in the amount of $3,268.00 for the LEASE AGREEMENT for the 5,000 s.f. Premises located at 1804 Buerkle Road, White Bear Lake, MN shall be transferred and become part of the security deposit for the LEASE AGREEMENT for the 45,700 s.f. Premises at 1800-1816 White Bear Lake, MN upon the full performance of all provisions of the LEASE AGREEMENT to be performed by Lessee with respect to the 5,000 s.f. Premises located at 1804 Buerkle Road, White Bear Lake, MN.

Lessee's current security deposit with Lessor, in the amount of $3,763.33 for the LEASE AGREEMENT for the 5,000 s.f. Premises located at 1808 Buerkle Road, White Bear Lake, MN shall be transferred and become part of the security deposit for the LEASE AGREEMENT for the 45,700 s.f. Premises at 1800-1816 White Bear Lake, MN upon the full performance of all provisions of the LEASE AGREEMENT to be performed by Lessee with respect to the 5,000 s.f. Premises located at 1808 Buerkle Road, White Bear Lake, MN.

Lessee's current security deposit with Lessor, in the amount of $3,026.75 for the LEASE AGREEMENT for the 5,000 s.f. Premises located at 1810 Buerkle Road, White Bear Lake, MN shall be transferred and become part of the security deposit for the LEASE AGREEMENT for the 45,700 s.f. Premises at 1800-1816 White Bear Lake, MN upon the full performance of all provisions of the LEASE AGREEMENT to be performed by Lessee with respect to the 5,000 s.f. Premises located at 1810 Buerkle Road, White Bear Lake, MN.

2)
Lessee agrees to pay Lessor its pro rata share of Real Estate Taxes and Common Area Maintenance charges on a monthly basis for the 45,700 s.f. Premises. The estimated Real Estate Taxes are currently $6333.26 per month for the Premises. The estimated Common Area Maintenance charges are currently $1,637.58 per month for the Premises.

3)
Lessee shall have an Option to Renew this LEASE AGREEMENT for a period of three (3) years. The base rent for the first year shall be $26,110.00 per month. The base rent for the second year shall be $26,632.00 per month. The base rent for the third year shall be $27,165.00 per month. Lessor must receive from Lessee written notice 150 days prior to the end of the lease in order to exercise this option.

4)
Lessee shall have a second Option to Renew this LEASE AGREEMENT for a period of three (3) years. The base rent for the first year shall be $27,708.00 per month. The base rent for the second year shall be $28,262.00 per month. The base rent for the third year shall be $28,827.00 per month. Lessor must receive from Lessee written notice 150 days prior to the end of the lease in order to exercise this option.

5)	Lessor agrees to construct the following improvements to the Premises at the Lessor's expense:

•	Construct one 10' x 10' opening between 1810 and 1812 spaces and install a steel double-door

Agreed,

LESSOR:		LESSEE:
Roberts Commercial Properties, LLC		LiqTech NA, Inc.

By:		By:

Date:	November 8, 2011	Date:	11/08/2011